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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  June 11, 2003



                             WINN-DIXIE STORES, INC.
             (Exact name of registrant as specified in its charter)


             Florida                                         59-0514290
 (State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                         Identification No.)


      5050 Edgewood Court, Jacksonville, Florida               32254-3699
       (Address of principal executive offices)                (Zip Code)


                                 (904) 783-5000 (Registrant's telephone number,
              including area code)



                                    Unchanged
              (Former name, former address and former fiscal year,
                         if changed since last report)
                              ---------------------










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



Item 5.  Other Events

By press release dated June 11, 2003, Winn-Dixie Stores, Inc. announced a change in previously reported earnings guidance for the quarter and year ending June 25, 2003. Reference is made to the press release of Registrant, issued on June 11, 2003, which is incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits

     (a) Financial statements of business acquired: Not applicable

     (b) Pro forma financial information: Not applicable

     (c) Exhibits:

          99.1 Winn-Dixie Stores, Inc. Press Release dated June 11, 2003





                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:   June 11, 2003                                   Winn-Dixie Stores, Inc.

                                                 By:     /s/ Allen R. Rowland
                                                         -----------------------
                                                           Allen R. Rowland
                                                                   President and
                                                        Chief Executive Officer

                                                                    Exhibit 99.1
WINN-DIXIE                       NEWS RELEASE
THE REAL DEAL

WINN-DIXIE STORES, INC.       5050 EDGEWOOD COURT          JACKSONVILLE, FLORIDA
www.winn-dixie.com           P.O. BOX B 32203-0297
                                 (904) 783-5000

RELEASE DATE:            June 11, 2003
INVESTOR  CONTACT:       R. P. McCook, Senior Vice President and Chief Financial
                         Officer 904-783-5221


        WINN-DIXIE REPORTS PRELIMINARY IDENTICAL STORE SALES AND REVISED
                 EARNINGS GUIDANCE FOR THE FOURTH QUARTER 2003

JACKSONVILLE, FLORIDA, JUNE 11, 2003 - Winn-Dixie Stores, Inc. (NYSE: WIN) announced preliminary identical store sales and revised earnings guidance for its fourth quarter of fiscal 2003.

The Company expects its identical store sales to decline by 3-4% for the fourth quarter ending June 25, 2003, adjusted for the Easter timing impact. The Company anticipates reporting earnings per diluted share in the range of $0.28 to $0.31 for the fourth quarter, which excludes the items discussed below. These preliminary earnings results are lower than prior guidance, primarily because of continued softness in sales throughout the fourth quarter. The difficult economic and competitive environment, which began in the third quarter, has continued throughout the past few months.

As announced in early May, Al Rowland, President and Chief Executive Officer, will be retiring prior to the end of the fiscal year. In accordance with his employment contract, the Company will incur an expense of $7.7 million ($5.0 million, net of tax), which represents a cash payment of approximately $6.1 million with the remainder paid in stock and options of the Company. In addition, the Company has negotiated a final settlement with the Internal Revenue Service (IRS) related to the company-owned life insurance (COLI) tax liability. In July 2002, the Company paid $52.0 million to the IRS from a related reserve. As no additional amounts will be paid, the remaining tax reserve related to COLI will be reversed as a reduction of income tax expense, which is expected to increase net earnings in the amount of $28.0 million.

Following is a reconciliation of GAAP earnings and earnings per diluted share with adjustments for the items discussed above.

                                Earnings Guidance
                                -----------------

                                                Dollars in millions                 Per diluted share
                                        --------------------------------    -------------------------------
                                              Low              High              Low              High

Original fourth quarter guidance     $             49.0            55.0              0.35             0.39
                                        ================   =============    ==============    =============

Revised guidance                     $             39.0            44.0              0.28             0.31

CEO retirement payment                             (5.0)           (5.0)            (0.04)           (0.04)
COLI settlement                                    28.0            28.0              0.20             0.20
                                        ----------------   -------------    --------------    -------------
Fourth quarter GAAP guidance                       62.0            67.0              0.44             0.47

Actual reported earnings YTD 4/2/03               177.0           177.0              1.26             1.26
                                        ----------------   -------------    --------------    -------------

Revised annual GAAP guidance         $            239.0           244.0              1.70             1.73
                                        ================   =============    ==============    =============


Al Rowland, Winn-Dixie's President and Chief Executive Officer stated: "Our sales have been impacted primarily in markets affected by tourism, and areas where we have had large troop deployments, as well as the overall weakness in the economy. We will continue to focus on our card-marketing program, improved operations and cost reduction initiatives as we move forward. In addition, we are pleased to have a final COLI settlement with the IRS."

A conference call will be held on Thursday, June 12 at 10:00 a.m. EST. The dial-in number is (888)695-0614 and the passcode is 794219.

Winn-Dixie Stores, Inc.(NYSE: WIN) is one of the largest food retailers in the nation and ranks 149 on the FORTUNE 500 (R) list. Founded in 1925, the company is headquartered in Jacksonville, FL and operates 1,073 stores in 12 states and the Bahamas. Al Rowland serves as President and Chief Executive Officer.


Cautionary Statement Regarding Forward-Looking Information and Statements
-------------------------------------------------------------------------

The projections and statements preceding this Cautionary Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations of the Company. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results described in the forward-looking statements. Factors that may cause actual results to differ materially from those projected include, but are not limited to: (i) heightened competition, including specifically the intensification of price competition; the entry of new competitors, including supermarkets and other non-grocery retailers such as mass merchandisers and discount stores, seeking to increase sales of items typically sold in supermarkets; and the expansion of existing  competitors  in one or more  operating  regions;  (ii)  the  Company's ability to achieve the benefits contemplated from the various operational changes being implemented by management; (iii) changes in federal, state or local legislation or regulations affecting food manufacturing, food distribution, or food retailing, including environmental compliance; (iv) the possible impact of changes in the ratings assigned to the Company's debt instruments by nationally recognized rating agencies; and (v) general business and economic conditions in the Company's operating regions, including conditions arising from the current state of the economy generally, the recent stock market decline, war, including the war against terrorism generally, changes in tourism, the rate of inflation/deflation, changes in population, consumer demands and spending, and the availability of new employees. The Company disclaims any intent or obligation to revise or update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. This news release, including the projections, should be read in conjunction with the reports of the Company on file with the Securities and Exchange Commission.